EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REED ELSEVIER COMBINED FINANCIAL STATEMENTS
We consent to the incorporation by reference in Registration Statement Nos. 333-08542 and 333-12666 of Reed International P.L.C. and Elsevier NV on Form S-8, Registration Statement No. 333-143605 of Reed Elsevier PLC and Reed Elsevier NV on Form S-8 and in the Post Effective Amendment No. 1 to Registration Statement No. 333-6710-02 and the Registration Statement No. 333-13188-01 of Reed International P.L.C. and Elsevier NV on Form F-3 of our reports dated February 20, 2008, relating to the combined financial statements of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc and Elsevier Reed Finance BV and their respective subsidiaries, associates and joint ventures (together “the combined businesses”) and the effectiveness of the combined businesses’ internal control over financial reporting, appearing in the Annual Report on Form 20-F of Reed Elsevier PLC and Reed Elsevier NV for the year ended December 31, 2007.

Deloitte & Touche LLP	Deloitte Accountants B.V.
London, United Kingdom	Amsterdam, The Netherlands
March 20, 2008	March 20, 2008